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                                                                   EXHIBIT 10.3



                AMENDMENT TO EMPLOYMENT AGREEMENT (DATED 5/3/94)
                          EFFECTIVE SEPTEMBER 18, 1996



     This shall serve as an Amendment to DIANA M. DEFERRARI'S Employment Agreement dated February 9, 1995. This document is hereby amended to reflect the following changes to section 3 of the Agreement:


3.   DUTIES

     The Employee shall be Senior Vice President and Secretary of the Corporation and her particular duties and power in such capacity shall be such as may be determined from time to time by the President of Corporation, provided, however, such duties and powers shall be consistent with the position of an executive employee of a Florida business corporation. In the performance of her duties the Employer shall make available to the Employee, offices, secretarial and other support as necessary, facilities and amenities commensurate with her position and duties. Except with the written consent of Employee, her principal office in performing her duties hereunder shall be situated at Corporation's headquarters in St. Petersburg, Florida.

     IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first above written.

                                          FOR PLASMA-THERM, INC.



                                          /s/ Ronald S. Deferrari
                                          -----------------------
                                          Ronald S. Deferrari,
                                          President and Chief Operating Officer


EMPLOYEE



/s/ Diana M. DeFerrari
----------------------
Diana M. DeFerrari